SCHEDULE OF VALUATION AND QUALIFING ACCOUNTS
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


                                                         Balance        Charged to                                   Balance
                                                      at Beginning       Costs and     Other                          at End
Description                                             of Period        Expenses     Changes      Deductions        of Period
                                                      ------------      ----------    ---------    ----------        ---------
Year Ended April 30, 1993
   Reserves and allowances deducted from asset accounts:
         Obsolescence reserve for
          inventory                                      $ 75,000        $    -        $    -      $ (41,889)1/       $ 33,111
                                                                                                             -
         Allowance for doubtful
          accounts    $ 43,687                            106,313             -             -      $150,000

Year Ended April 30, 1994

   Reserves and allowances deducted from asset accounts:
         Obsolescence reserve for
            inventory                                    $ 33,111        $ 60,000      $    -      $     -            $ 93,111
         Allowance for doubtful
            accounts                                     $150,000         287,876           -       (162,876)2/       $275,000
                                                                                                             -
Year Ended April 30, 1995

   Reserves and allowances deducted from asset accounts:
         Obsolescence reserve for
            inventory                                    $ 93,111        $401,889      $    -      $     -            $495,000
         Allowance for doubtful
            accounts                                     $275,000         204,000           -       (275,000)2/       $204,000

1/ Scrapped inventory
2/ Accounts written off
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